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Exhibit 23

JAMES J. GARRITY
CERTIFIED PUBLIC ACCOUNTANT
P.O. BOX 448
733 NEPONSET STREET
NORWOOD, MASSACHUSETTS 02062
(781) 769-5522    •    (FAX) 769-4061

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

THE NEW YORK TIMES COMPANY:

        I consent to the incorporation by reference in Registration Statement No. 33-50459 on Form S-8 of my report dated June 17, 2002, on my audit of the financial statements and supplemental schedules of the Mechanical Unions Savings Trust as of December 24, 2001 and 2000 and 1999 and for years then ended, which report is included in this Annual Report on Form 11-K.

/s/ James J. Garrity, CPA

JAMES J. GARRITY, CPA

Norwood, Massachusetts
June 17, 2002

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT